UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

Worlds Online Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11 Royal Road, Brookline, Massachusetts	02445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 725-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2014 the registrant entered into a Membership Interest Purchase Agreement to have its wholly-owned subsidiary, MariMed Advisors Inc., acquire all of the outstanding equity interests of Sigal Consulting LLC, which will then merge into it. The purchase price consists of approximately 32 million shares of the registrant’s common stock, 3 million option to purchase additional shares of the registrant’s common stock at prices ranging from $0.15 - $0.35 per share and which vest over two years and 49% of the registrant’s outstanding equity. The closing is expected to occur in June 2014 and is subject to standard closing conditions. This only purports to be a summary of the terms of the transaction document and is qualified in its entirety by the terms of the full document, a copy of which is filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Membership Interest Purchase Agreement between the registrant, MariMed Advisors Inc. and Sigal Consulting LLC and its members dated May 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDS ONLINE INC.

Dated: May 23, 2014
By: /s/ Thomas Kidrin Thomas Kidrin, President